CERTIFICATE OF INCORPORATION

of

SA RECOVERY CORP.

An Oklahoma Corporation

I, the undersigned, being the original Incorporator herein named, for the purpose of forming a corporation under the General Corporation Act Okla. Stat. Ann. Tit. 18 § 1001 et seq. (“GCA”) to do business both within and without the State of Oklahoma, do make and file this Certificate of Incorporation hereby declaring and certifying that the facts herein stated are true:

FIRST:

The name of the Corporation is SA Recovery Corp.

SECOND:

The address of its corporate office in the State of Oklahoma is 414 SE Washington Blvd, PMB 102, Bartlesville, Oklahoma 74006.

The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Oklahoma as it may from time to time determine.  Corporate business of every kind and nature may be conducted, and meetings of Directors and shareholders held outside the State of Oklahoma with the same effect as if in the State of Oklahoma.

THIRD:

The nature of the business or purpose to be conducted or promoted are:

To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the Act, and in general, to possess and exercise all the powers and privileges granted by the Act or by any other law of Oklahoma or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion to attainment of the businesses or purposes of the Corporation.

FOURTH:

The total number of shares of Common Stock which this Corporation shall have authority to issue is Four Hundred Ninety-Five Million (495,000,000) shares.  The par value of each such share of Common Stock shall be One-Hundredth of One Cent ($0.0001), amounting in the aggregate to Forty-Nine Thousand Five Hundred Dollars ($49,500.00).  The shares of Common Stock shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of the Corporation’s shares of Common Stock.  Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter upon which holders of Common Stock are entitled to vote.

The total number of shares of Preferred Stock which this Corporation shall have authority to issue is Five Million (5,000,000) shares.  The par value of each such share of Preferred Stock shall be One-Hundredth of One Cent ($0.0001), amounting in the aggregate to Five Hundred Dollars ($500.00).  The Preferred Stock may be issued from time to time in one or more series and (a) may have such voting powers, full or limited, or may be without voting powers;(b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other relative, participating, optional or special rights, qualifications, limitations or restrictions thereof as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred

Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.

At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, the Corporation may issue or sell any shares of its stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation as originally filed, or by an amendment thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of stock of the Corporation of any class or classes or any series thereof.  When similarly authorized, but without any action by its shareholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine., for the purchase of shares of the stock of any class or series of the Corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board of Directors may determine.  Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors, in its sole discretion, may determine.  In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by the Board of Directors.

FIFTH:

The name and address of the sole Incorporator is James Ditanna, 414 SE Washington Blvd, PMB 102, Bartlesville, Oklahoma 74006.

SIXTH:

The members of the Board of the Corporation shall be styled Directors.  Except as may otherwise be provided in this Certificate, or in the Bylaws of the Corporation, as the same may be amended from time to time, the Board of Directors shall have all powers and authority which may be granted to a board of directors of a corporation under the Act, including, but not limited to, the following:

(a)

To adopt, amend or repeal the Bylaws of the Corporation.

(b)

To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

(c)

To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(d)

To designate one or more committees.

(e)

To sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interest of the Corporation, when and as authorized by the shareholders entitled to vote thereon.

(f)

To provide indemnification for directors, officers, employees and/or agents of the Corporation to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in Section 1006 of the Act, as amended from time to time.

(g)

To determine from time to time whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be opened to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or documents of the Corporation, except as conferred by the Act or authorized by the Board of Directors, or by a resolution of the shareholders.

SEVENTH:

The Board of Directors shall consist of at least one (1) but no more than three (3) members.  The name(s) and address(s) of the initial members of the Board of Directors are as follows:

Name

Address

James Ditanna

414 SE Washington Blvd., PMB 102, Bartlesville, Oklahoma 74006

This individual shall serve as Director until the first Annual Meeting of the Shareholders or until the successors shall have been elected and qualified.

The number of Directors may be increased or decreased by duly adopted amendment to the Bylaws of the Corporation.

EIGHTH:

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes order a meeting of the creditor of class of creditors, and/or of the shareholder or class of shareholders of this Corporation, as the case may be , to be summoned in such manner as the court directs.  If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholder or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders or class of shareholder of this Corporation as the case may be, and also on this Corporation.

NINTH:

To the extent permitted by law, no contract or transaction between the Corporation and one more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a)

the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)

the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the shareholders; or

(c)

the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

TENTH:

The Corporation reserves the right to amend or repeal any provision contained herein, add any additional provisions hereto, increase or decrease the number of authorized shares of stock, or restate this Certificate of Incorporation in its entirety in the manner now or hereafter prescribed by the Act.

ELEVENTH:

Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation or in the Bylaws of the Corporation, any matter properly submitted to a vote of the shareholders at a meeting of the shareholders duly convened at which there is a quorum present shall be deemed approved upon an affirmative vote of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy.  No holders of any class of stock other than Common Stock shall be entitled to vote upon any matter, except as may be required by law, this Certification of Incorporation, or the Bylaws of the Corporation.  Written ballots shall not be required for the election of directors.

TWELFTH:

In addition to any other indemnification granted to directors of the Corporation contained in this Certificate of Incorporation, the Bylaws of the Corporation, or adopted by resolution of the shareholders or directors of the Corporation, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages, for breach of fiduciary duty as a director, provided, however, that this indemnification shall not eliminate or limit the liability of a director for any breach of the director’s duty of loyalty to the Corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or payment of any unlawful dividend or for any unlawful stock purchase or redemption or for any transaction from which the director derived an improper personal benefit.

THIRTEENTH:

The address of the initial registered office of the Corporation is 501 South Johnstone, Suite 501, Bartlesville, Oklahoma 74003, and the initial Registered Agent at such office is John Heskett.

FOURTEENTH:

This Corporation is to have A PERPETUAL existence.

IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of July, 2008, hereby declaring and certifying that the facts stated herein above are true.

_________________________________

James Ditanna, Incorporator